UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Retractable Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RETRACTABLE TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 7, 2018

To the Shareholders of Retractable Technologies, Inc.:

You are cordially invited to attend Retractable Technologies, Inc.’s 2018 Annual Meeting of shareholders.  The Annual Meeting will be held at 10:00 a.m. Central time on September 7, 2018 at the Little Elm Town Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068.

Further information regarding the Annual Meeting is set forth in the attached Proxy Statement, which was first delivered to security holders on July 27, 2018.

At this year’s Annual Meeting, you will be asked to vote on the election of three Class 2 Directors.

We hope you will be able to attend the Annual Meeting, but if you cannot do so, it is important that your shares be represented.  We urge you to read the Proxy Statement carefully and to vote in accordance with the Board of Directors’ recommendations by telephone or Internet, or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting.

Thank you for your continued support.

Sincerely,

THOMAS J. SHAW CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

RETRACTABLE TECHNOLOGIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 7, 2018

Retractable Technologies, Inc.

511 Lobo Lane

Little Elm, TX 75068-5295

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

SEPTEMBER 7, 2018

The Board of Directors of Retractable Technologies, Inc. solicits the enclosed proxy for the Annual Meeting to be held at the Little Elm Town Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068 on the 7th day of September, 2018 at 10:00 a.m. Central time and for any adjournment thereof.

A Notice of Internet Availability of Proxy Materials and other appropriate proxy materials (to those requesting paper copies) were mailed to shareholders on July 27, 2018.

What is the purpose of the Annual Meeting?

The Board of Directors is asking you to vote on the election of three Class 2 Directors.

VOTING INFORMATION

How do I vote?

You may vote your shares in any of the following four ways:

Vote in Person

At the meeting, you may deliver your ballot to the Inspector of Elections.  To obtain directions, please call the Company at (888) 806-2626.

Vote by Internet

To vote now by internet, go to www.proxyvote.com.  Have your 16-digit control number available and follow the instructions.

Vote by Mail

You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Vote by Phone

You can vote by phone by calling 1-800-690-6903.  Have your 16-digit control number available and follow the instructions.

Your 16-digit control number is located in a box with an arrow pointing to it on the enclosed proxy card or the Notice of Internet Availability of Proxy Materials.  If you received more than one Notice or proxy card, this means you, or persons with whom you share an address, have more than one account.  If you do not plan to vote in person, we encourage you to vote using all your proxy cards and/or control numbers.

Who may vote?

All shareholders of record of Common Stock on July 9, 2018, the record date, are entitled to vote.

May I change my vote?

You may change your vote even after you have submitted your proxy by (1) voting again by Internet or telephone; (2) sending a written statement revoking your proxy to the Secretary of the Company; (3) submitting a properly signed proxy with a later date; or (4) voting in person at the Annual Meeting.

How does the Board recommend I vote?

The Board of Directors recommends that you vote “For All” in the election of Class 2 Directors.

If appointed by you, the proxy holders will vote your shares as you direct with regard to the matters described in this Proxy Statement.  In the absence of your direction, they will vote your shares as recommended by the Board of Directors.  Unless you indicate otherwise, the proxy holders are also authorized to vote your shares on any matters that are not known by the Board of Directors as of the date of this Proxy Statement and that may be properly presented for action at the Annual Meeting.

What if I do not provide voting instructions to my broker?

If you are a beneficial owner and do not provide voting instructions to your broker, your broker will not be permitted to vote on your behalf for the election of directors.  For your vote to be counted, you need to communicate your voting decisions to your broker, bank, or other financial institution as soon as possible before September 7, 2018.

How many votes are required?

For the election of Directors, a plurality is required for the election of each nominee.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of a majority of all the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  Each share of Common Stock entitles the holder to one (1) vote per share.  On July 9, 2018, there were 32,666,454 outstanding shares of Common Stock.

Abstentions will be considered present for purposes of calculating the vote but will not be considered to have been voted in favor of the matters voted upon, and broker non-votes will not be considered present for purposes of calculating the votes.

Are there any special attendance requirements for attending the meeting in person?

If you are a record owner of Common Stock or a beneficial owner of Common Stock with a “legal proxy,” there are no special attendance requirements to attend the meeting in person.  If you are a beneficial owner of Common Stock, you may contact your broker or other person holding your shares to request a “legal proxy.”

Who pays the expenses incurred in connection with the solicitation of proxies?

The Company will pay the cost of soliciting proxies.  In addition to the use of the U.S. mail, proxies may be solicited by the Directors, Officers, and employees of the Company without additional compensation, by personal interview, telephone, or other means of electronic communication.  Arrangements also may be made with brokerage firms and other custodians, dealers, banks, and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners.  Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses.

Who may I contact with questions?

Shareholders with questions (including regarding directions) are encouraged to contact the Company’s Chief Financial Officer, Mr. Douglas W. Cowan, at 511 Lobo Lane, Little Elm, Texas 75068, or by telephone at (888) 806-2626.

PROPOSAL 1

THE ELECTION OF THREE CLASS 2 DIRECTORS

The Board of Directors has determined that the Board shall be comprised of six members.  Currently, the Board is divided into two classes currently consisting of three Class 1 members and three Class 2 members.  The Board of Directors has nominated Thomas J. Shaw, Douglas W. Cowan, and Walter O. Bigby, Jr. to serve as Class 2 Directors.  All nominees currently serve as Class 2 Directors.  Generally, Directors serve for two year terms.  If the nominees are elected, the Class 2 Director nominees will hold office until the 2020 annual meeting, when their respective successors are elected and qualified, or upon their earlier retirement, resignation, or removal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL” IN THE ELECTION OF CLASS 2 DIRECTORS.

The biographies below describe the qualifications, experience, attributes, and skills that led the Board to determine that it is appropriate for each person to serve as a Director.

THOMAS J. SHAW

Nominee for Class 2 Director

Founder, Chairman of the Board, President, Chief Executive Officer, and Class 2 Director

Director since our inception

Age 67

Thomas J. Shaw, our Founder, has served as Chairman of the Board, President, Chief Executive Officer, and Director since our inception.  We believe it is appropriate for Mr. Shaw to continue to serve as a Director and as the Chairman of the Board because of his deep knowledge of the strengths and weaknesses of our products (as their primary inventor) and of the Company (as its Founder).  Further, his strategic knowledge of the Company and its competitive environment arising from his ongoing services as its CEO is vital to the successful supervision of the Company by the Board of Directors.  Finally, Mr. Shaw’s educational background in both Engineering and Accounting is helpful to Board deliberations.  In addition to his duties overseeing our Management, he continues to lead our design team in product development of other medical safety devices that utilize, among other things, his unique patented friction ring technology.  Mr. Shaw has extensive experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges.

DOUGLAS W. COWAN

Nominee for Class 2 Director

Vice President, Chief Financial Officer, Treasurer, Principal Accounting Officer, and Class 2 Director

Director since 1999

Age 75

Douglas W. Cowan is a Vice President and our Chief Financial Officer, Treasurer, Principal Accounting Officer, and a Director.  Mr. Cowan joined us as Chief Financial Officer and was elected to the Board of Directors in 1999.  We believe it is appropriate Mr. Cowan continue to serve as a Director due to his level of involvement in the financial state of the Company (as its CFO) as well as his lead role in supervising all internal control and disclosure control procedures and statements.  He also serves as the primary contact for investors which enables him to bring their concerns to the Board on appropriate topics as they arise.  His expertise as a CPA and experience as the Company’s CFO allow him to guide the Board, upon request, with regard to financial matters.  He is responsible for our financial, accounting, investor relations, information technology, risk management, and forecasting functions.

MARCO LATERZA

Class 1 Director

Director since 2005

Age 70

Marco Laterza joined us as a Director effective as of March 22, 2005.  We believe it is appropriate Mr. Laterza continue to serve as a Director because of his skills as a CPA as well as his decades of experience in advising individuals and entities with regard to corporate planning and financial issues.  Such skills and experience provide a valuable contribution in his role as the designated financial expert on the Audit Committee as well as provide valuable independent accounting advice to the Board.  Since 2015, Mr. Laterza has owned and operated an accounting practice and income tax consulting practice.  From 1988 through 2014, Mr. Laterza owned and operated a public accounting practice.  His practice included corporate, partnership and individual taxation, compilation/review of financial statements, financial planning, business consulting, and trusts and estates.  Formerly, Mr. Laterza was employed in a number of positions from 1977 to 1985 with El Paso Natural Gas Company eventually serving as its Director of Accounting.

AMY MACK

Class 1 Director

Director since 2007

Age 50

Amy Mack joined us as a Director on November 19, 2007.  We believe it is appropriate that Ms. Mack continue as a Board member due both to her experience as a nurse (the primary retail user of our products) as well as her experience in running her own company.  Since April of 2000, she has been the Secretary of EmergiStaff & Associates, a nursing agency, and she served as the Chief Nursing Officer of EmergiStaff & Associates from 2000 to 2010.  From 2003 to 2010, she was the owner and Aesthetics Nurse Specialist for Spa O2 & Medical Aesthetics.  Ms. Mack has served as an emergency room nurse in various emergency rooms throughout her career as a nurse.

WALTER O. BIGBY, JR.

Nominee for Class 2 Director

Class 2 Director

Director since 2012

Age 53

Walter O. Bigby, Jr. has served on our Board of Directors since July 2012.  We believe it is appropriate for Mr. Bigby to continue to serve as a Director due to his experience in owning and operating healthcare-related businesses.  Mr. Bigby’s experience includes ownership of several small businesses, including hospitals, nursing homes, commercial real estate, and office equipment providers.  Mr. Bigby has owned and operated Bastrop Rehabilitation Hospital, a rehabilitation hospital in Louisiana, since 2001.  He is currently a minority interest owner in a nursing home in Louisiana.  In 1995, Mr. Bigby sold his home health agency to Columbia HCA and remained a contract employee of the company (Hayden Health, Inc.) for three years developing other home health markets.  Mr. Bigby has over a decade of experience operating healthcare businesses heavily regulated by Federal agencies and has experience with Medicare and Medicaid.

DARREN E. FINDLEY

Class 1 Director

Director since 2017

Age 54

Darren E. Findley has served on our Board of Directors since September 2017.  He has over thirty years of experience in recruiting, talent, and engagement solutions experience.  He is President of Engage2Excel, where he leads the recruitment solutions team.  Mr. Findley worked at AMN Healthcare from May 2015 to May 2016, as vice president and general manager of recruitment process outsourcing.  In this role, his primary focus was growing the business segment and delivering top talent into healthcare facilities.  Prior to AMN Healthcare, his roles included vice president and managing director of recruitment solutions at IBM/Kenexa from July 1999 to May of 2015, where he managed a $35 million portfolio and led global recruitment-outsourcing programs for clients, including UnitedHealth Group, US Steel, Flowserve, Allstate Insurance, Express Scripts and Sprint PCS.  He holds a BBA from Harding University.  We believe it is appropriate for Mr. Findley to stand for election to the Board of Directors because he has nearly thirty years of management experience and brings a unique perspective to the Board with experience in recruitment and staffing for healthcare and other industries.

Information regarding our non-Director executive officers is as follows:

Name	Title	Age
Russell B. Kuhlman	Vice President, Sales Development	64
Michele M. Larios	Vice President, General Counsel, and Secretary	52

All of the above-named executives have served in the indicated positions for at least the past five years.

Family Relationships

There are no family relationships among the above persons.

Directorships in Other Public Companies

No Directors hold Directorships in other reporting companies.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the U.S. Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of our Common Stock and our other equity securities.  Officers, Directors, and greater than 10% shareholders are required by the SEC’s regulations to furnish us with copies of all Section 16(a) reports they file.  Based on our review of the forms submitted to us during and with respect to our most recent fiscal year, all of our executive officers filed all reports timely.

CORPORATE GOVERNANCE

The Board of Directors has the responsibility for establishing corporate policies and for our overall performance, although it is not involved in day-to-day operations.  Currently, half of the Directors serving on our Board of Directors are independent as defined in Section 803 of the Company Guide of the NYSE American LLC (“NYSE American”) (formerly the NYSE Amex or American Stock Exchange or NYSE MKT).  Our current independent Directors are Marco Laterza, Amy Mack, Walter O. Bigby, Jr., and Darren E. Findley.

BOARD OF DIRECTORS

The Board of Directors meets quarterly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval.  It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings.  During the last fiscal year, the Board of Directors met seven times.  No incumbent director attended fewer than 75% of the aggregate of meetings of the Board of Directors and the Committees on which he or she served in 2017. The Board of Directors has established standing Audit, Compensation and Benefits, and Nominating Committees.  Each Committee has a written charter, which is available on our website, www.retractable.com.

We have a policy encouraging Board members’ attendance at Annual Meetings.  All members of the Board attended the 2017 Annual Meeting.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Company’s leadership structure combines the roles of the Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”).  We believe it is in the shareholders’ best interests for Thomas J. Shaw to serve in this dual role as CEO and Chairman.  This structure fosters an important unity of leadership between the Board and the Company and enables the Board to organize its functions and conduct its business in the most efficient and effective manner.  As founder of the Company and primary inventor of our products, Thomas J. Shaw has a unique understanding of our operations and the anticompetitive environment in which we operate, which understanding is necessary to perform the dual role of CEO and Chairman.

We have no lead independent director due to the relatively small size of the Board and due to the fact that the independent directors currently carry out their responsibilities effectively.

The primary responsibility for the identification, assessment, and management of the various risks that we face belongs with Management.  The Board oversees these risks.  For instance, at every meeting, the Board reviews the principal factors influencing our operating results, including the competitive environment and ongoing litigation, and discusses with our executive officers the major events, activities, and changes affecting the Company.  The oversight of risks also occurs at the committee level.  For instance, pursuant to its charter, the Audit Committee is charged with reviewing and discussing financial risk exposures with Management and the measures Management has taken to monitor and control such exposures.  Our Chairman, because of his dual role as CEO, is able to ensure that risks facing the Company are appropriately brought to the Board and/or its committees for their review.

AUDIT COMMITTEE

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee represents and assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of the Company.  The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the Company’s compliance with legal and regulatory requirements, and (3) the qualification and independence of the Company’s auditors and the performance of the annual audit and interim reviews of the Company’s financial statements by the independent auditors.  The Audit Committee also provides an open avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.  The Audit Committee met a total of eight times in 2017.  The members of the Audit Committee are independent as defined by the listing standards of the NYSE American.  The Audit Committee currently consists of Marco Laterza, Walter O. Bigby, Jr., and Darren E. Findley.  Marco Laterza currently serves as its designated Audit Committee Financial Expert.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements with Management.  The Audit Committee discussed with Moss Adams LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  The Audit Committee received the written disclosures and the letter from Moss Adams LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with the independent accountant the independent accountant’s independence.  Based on the review and discussions with Moss Adams LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended 2017 for filing with the SEC.

MARCO LATERZA
WALTER O. BIGBY, JR.
DARREN E. FINDLEY

NOMINATING COMMITTEE

The Nominating Committee assists the Board of Directors by identifying qualified candidates for Director positions, recommending Director nominees for the annual meetings, recommending candidates for election by the Board of Directors to fill vacancies on the Board, and recommending Director nominees for Committees upon request of the Board.  The Nominating Committee met one time in 2017.  The Nominating Committee currently consists of Marco Laterza, Amy Mack, and Walter O. Bigby, Jr.  All members of our Nominating Committee are independent as defined by the NYSE American’s listing standards.

Director Nomination Policies

It is the policy of the Nominating Committee to consider all bona fide candidates recommended by shareholders for nomination for election to the Board.  The Committee considers such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner.

Nominees properly submitted by any shareholder will be considered for recommendation by the Nominating Committee to the Board of Directors and for recommendation by the Board to the shareholders in our Proxy Statement.  The procedure to be followed by shareholders in submitting such recommendations for the next Annual Meeting is set forth in detail herein in the section entitled “DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2019.”

We establish, through our Nominating Committee, selection criteria that identifies desirable skills and experience for prospective Board members, including those properly nominated by shareholders.  The Nominating Committee has no formal policy with regard to the consideration of diversity in identifying nominees for director.  The Nominating Committee and Board broadly define diversity to include diversity of professional experience and viewpoint, as well as diversity of race, gender, nationality, and ethnicity.  The Board, with the assistance of the Nominating Committee, selects potential new Board members using the criteria and priorities established from time to time based upon the needs of the Company.  The composition, skills, and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

At a minimum, recommended nominees by the Nominating Committee for service on the Board must be well regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with our business, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors.  The Nominating Committee will also consider such qualities as independence from the Company.  Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

The Nominating Committee considers nominees recommended by Board members, Management, and the shareholders.  It is further empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

The Class 2 Director nominees herein were recommended by the Nominating Committee and approved by the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE

The Compensation and Benefits Committee has authority over the following responsibilities: discharging the Board of Directors’ responsibilities relating to the compensation of our executive officers and Directors; preparing, if necessary, an annual report on compensation and such other reports that may be required; and administering our equity and other incentive compensation plans, if any.  Changes in the amount and/or form of compensation to executive officers are not generally pursued unless first proposed by Management.  The committee’s authority may not be delegated except back to the full Board of Directors.

The Compensation and Benefits Committee met two times during 2017.  The Compensation and Benefits Committee currently consists of Marco Laterza, Amy Mack, Walter O. Bigby, Jr., and Darren E. Findley.  All members of our Compensation and Benefits Committee are independent as defined by the NYSE American listing standards.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established a Disclosure Representative Policy and a standing Disclosure Representative position.  It is our policy that the Disclosure Representative serves as the primary contact for shareholders and others desiring to communicate directly with the Board of Directors.  It is further our policy that all communications addressed to the Board of Directors or the Disclosure Representative are sent to all Board members.  The current Disclosure Representative is Mr. Marco Laterza.  Communications intended for the Board of Directors should be in writing, addressed to the attention of the “Disclosure Representative” or Mr. Marco Laterza, and sent to 511 Lobo Lane, Little Elm, Texas 75068-5295.

Periodically, shareholders contact our Chief Financial Officer, Mr. Douglas Cowan, who responds to questions individually unless the question is directed to the full Board of Directors or the Disclosure Representative.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 9, 2018, for each person known by us to own beneficially 5% or more of the voting capital stock.  Except pursuant to applicable community property laws, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares, except as noted below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common Stock

	Thomas J. Shaw(2) 511 Lobo Lane Little Elm, TX 75068	17,819,386	54.6%

	Suzanne M. August(3) 340 North Julia Circle St. Pete Beach, FL 33706	3,800,000	11.6%

	BML Investment Partners, L.P.(4) 65 E Cedar - Suite 2 Zionsville, IN 46077	2,137,540	6.5%

	Lillian E. Salerno(5) 777 7th Avenue Unit 308 Washington DC 20001	1,646,000	5.0%

(1)           The Percent of Class is calculated for the Common Stock class by dividing each beneficial owner’s Amount of Beneficial Ownership, as shown in the table above, by the sum of the total outstanding Common Stock (32,666,454 shares) plus that beneficial owner’s stock equivalents (options), if any.

(2)           2,770,000 of the shares are owned by the August 2010 Family Trust and August Gifting Trust (see footnote 3) but are controlled by Mr. Shaw pursuant to a Voting Agreement.  These shares are permanently controlled by Mr. Shaw until such time as they are sold.  These shares are included in the share amounts and percentages for both Mr. Shaw and Ms. August in the above table.  Mr. Shaw has investment power over 1,000,000 shares of Common Stock as Trustee pursuant to trust agreements for the benefit of family members.  Ms. August has voting control over such 1,000,000 shares as Special Trustee (see footnote 3).  These shares are included in the share amounts and percentages for both Mr. Shaw and Ms. August in the above table.

(3)           1,770,000 shares of these shares are controlled by Mr. Thomas J. Shaw pursuant to a Voting Agreement and are held by the August 2010 Family Trust, for which Ms. August serves as Trustee.  These shares are included in the share amounts and percentages for both Mr. Shaw and Ms. August in the above table.  Ms. August has voting control over 1,000,000 shares of Common Stock as Special Trustee pursuant to trust agreements for the benefit of family members.  Mr. Shaw has investment power over such 1,000,000 shares as Trustee.  These shares are included in the share amounts and percentages for both Mr. Shaw and Ms. August in the above table.  Ms. August has investment power over 1,000,000 shares held by the August Gifting Trust.

(4)           The number of shares held by this entity was obtained from a Schedule 13G filed on January 31, 2018.  Pursuant to the Schedule 13G, this entity had only shared voting and dispositive power, not sole voting or dispositive power, for all of the indicated shares.  A footnote to the Schedule 13G filing indicates that the shared ownership may be with Braden M. Leonard, managing member of the general partner of BML Investment Partners, L.P.

(5)           25,000 shares identified as Common Stock are shares which are obtainable by the exercise of a stock option.  500,000 shares identified as Common Stock are owned by a trust for which Ms. Salerno serves as trustee.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 9, 2018, for each Named Executive Officer specified by Item 402 of Regulation S-K (i.e., our CEO, CFO, and three other highest paid officers) and Director of the Company.  Except pursuant to applicable community property laws or as otherwise discussed below, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock
As a Group	Named Executive Officers and Directors	19,091,764	58.4%
As Individuals	Thomas J. Shaw(2)	17,819,386	54.6%
	Michele M. Larios(3)	611,000	1.9%
	Douglas W. Cowan(4)	250,000	<1%
	Russell B. Kuhlman(5)	102,550	<1%
	Marco Laterza(6)	110,000	<1%
	Walter O. Bigby, Jr.(7)	105,000	<1%
	Amy Mack(8)	93,828	<1%

(1)                                 The Percent of Class is calculated for the individuals holding Common Stock by dividing each beneficial owner’s Amount of Beneficial Ownership, as shown in the table above, by the sum of the total outstanding Common Stock (32,666,454 shares) plus that beneficial owner’s stock equivalents (options), if any.  The Percent of Class is calculated for the “As a Group” row by totaling all of the Percent of Class percentages appearing in the chart.

(2)                                 2,770,000 of the shares are owned by the August 2010 Family Trust and the August Gifting Trust but are controlled by Mr. Shaw pursuant to a Voting Agreement.  These shares are permanently controlled by Mr. Shaw until such time as they are sold.  Mr. Shaw has investment power over 1,500,000 shares of Common Stock as Trustee pursuant to trust agreements for the benefit of family members.

(3)                                 300,000 of these shares are acquirable by the exercise of stock options.  1,000 of these shares are owned by Ms. Larios’ children.  300,000 of these shares are owned by trusts for the benefit of non-family members for which Ms. Larios serves as trustee.

(4)                                 These shares are acquirable by the exercise of stock options.

(5)                                 56,550 of these shares are acquirable by the exercise of stock options.

(6)                                 65,000 of these shares are acquirable by the exercise of stock options.

(7)                                 100,000 of these shares are acquirable by the exercise of stock options.

(8)                                 These shares are acquirable by the exercise of stock options.

Darren E. Findley, elected to the Board of Directors in September 2017, owns no shares of the Company.

There are no arrangements, the operation of which would result in a change in control of the Company, other than:

1.  The 2,770,000 shares owned by the August 2010 Family Trust and August Gifting Trust shall cease to be controlled by Mr. Shaw under the Voting Agreement upon their sale to a third party for value; and

2.  Mr. Shaw has voting control over 16,319,386 shares of the currently outstanding shares of the Common Stock (49.96%) and investment power over 15,049,386 shares (46.1%) and total beneficial ownership of 54.6% of the currently outstanding shares of the Common Stock.  Assuming the exercise of all vested options and conversion of all outstanding preferred shares, Mr. Shaw would have beneficial ownership of 50.5% of the Common Stock.  This calculation does not include the potential dilution from the one million shares authorized for private sale to insiders.

Certain Relationships and Related Transactions

We believe that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.  In accordance with our Audit Committee Charter, the Audit Committee has reviewed and approved all related party transactions.  In particular, the Audit Committee reviews all proposed transactions where the amount involved meets or exceeds $120,000.

In 1995, Thomas J. Shaw, President, Chief Executive Officer, and shareholder holding more than 5% of the outstanding Common Stock, was paid a licensing fee of $500,000 (amortized over 17 years) by us for the exclusive worldwide licensing rights to manufacture, market, sell, and distribute retractable medical safety products.  A royalty of 5% of gross sales of all licensed products sold to customers over the life of the Technology Licensing Agreement is paid.  A royalty of $2,730,142 and $2,499,210 was paid to Thomas J. Shaw in 2017 and 2016, respectively.  Royalties of $1,043,489 were paid to Mr. Shaw from January 1, 2018 through July 9, 2018.

On April 5, 2016, Mr. Shaw exercised the remaining portion of his stock option.  The Company issued 1,000,000 shares of Common Stock to him at an exercise price of $0.81 per share (aggregate consideration of $810,000).

In 2016, the Company granted a right to three of our executive officers to purchase shares directly from the Company.  Thomas J. Shaw exercised such right on January 12, 2017, buying two million shares at market price for an aggregate purchase price of $1.78 million and purchased one million shares at market price on August 23, 2017 for an aggregate purchase price of $570,100.  Mr. Cowan and Ms. Larios are authorized to purchase 500,000 shares each at market price any time prior to December 9, 2018.  The approximate dollar value of these potential future purchases cannot be predicted.

In November 2016, the Compensation and Benefits Committee granted a stock option to Mr. Shaw for the purchase of three million shares of Common Stock.  Such stock option terminated by its terms before becoming exercisable in December 2016.

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Consultant Reports

On October 13, 2016, the Company’s Compensation and Benefits Committee retained Longnecker Investment Group Inc., d/b/a Longnecker & Associates, a compensation consulting company.  Consistent with its report, the Compensation and Benefits Committee granted stock options for the purchase of 50,000 shares of Common Stock to Mr. Cowan, Ms. Larios, and all three independent directors on December 27, 2016.  Additionally, in accordance with a separate Longnecker & Associates report, the Compensation and Benefits Committee issued to Mr. Cowan and Ms. Larios a special cash bonus of $250,000 each in February 2017.  Additional information regarding these reports may be found in our annual report and proxy statement filed with the U.S. Securities and Exchange Commission in 2017.  Except as identified therein, we have not otherwise benchmarked our compensation in recent years.

The Objectives of Our Compensation Plan

Our executive officer compensation program (the “Compensation Program”) is based on the belief that competitive compensation is essential to attract, retain, motivate, and reward highly qualified and industrious executive officers.  Our Compensation Program is intended to accomplish the following:

•                 attract and retain highly talented and productive executive officers;

•                 provide incentives and rewards for superior performance by the executive officers; and

•                 align the interests of executive officers with the interests of our stockholders.

Our Compensation Program is designed to reward both superior long-term performance by our executive officers and their loyalty.

Elements of Compensation

To achieve these objectives, the Compensation and Benefits Committee has approved an executive officer compensation program that consists of four basic components:

•                 base salary;

•                 short-term incentive compensation in the form of cash bonuses; and

•                 medical, life, and benefit programs (which are generally available to all employees).

Historically, the Company also offered periodic long-term incentive compensation in the form of stock options.  Our 2008 Stock Option Plan expired on July 25, 2018 and we have no other plan in effect so we cannot offer additional stock options at this time.

Executive compensation is not based on the individual’s contribution to specific, quantitative corporate objectives due to the fact that we compete in a market environment where significant achievement or performance is not always correlated with corporate results.

Additionally, in 2016, we granted a right to three of our executive officers to purchase shares of Common Stock directly from the Company at market prices. Thomas J. Shaw, CEO, exercised his purchase rights on January 12, 2017, buying two million shares at market price for an aggregate purchase price of $1.78 million, and he exercised the remainder of his purchase rights on August 23, 2017 by purchasing one million shares at market price for aggregate consideration of $570,100.  Mr. Cowan and Ms. Larios are authorized to purchase 500,000 shares each at market price any time prior to December 9, 2018.

Base Salary

We choose to pay a significant component of our compensation in base salary due to the fact that our ability to grow has been constrained by larger market players.  Until such time as we believe that we have access to the market, we believe that it is appropriate to weigh our Compensation Program heavily in favor of base salaries rather than incentive compensation.

Management establishes the initial recommendations regarding compensation for all employees.  Executive compensation remains the same until there is a review of such compensation by the Compensation and Benefits Committee.  Compensation, other than that of the Chief Executive Officer, has generally not been reviewed annually.  Under the terms of Mr. Shaw’s employment agreement, his compensation is reviewed annually.

The base salary for each of our executive officers is subjectively determined primarily on the basis of the following factors: experience, individual performance, contribution to our performance, level of responsibility, duties and functions, salary levels in effect for comparable positions within and without our industry, and internal base salary comparability considerations.  However, salaries can also be affected by our long-term needs.

Cash Bonuses

From time to time and when our cash reserves allow, we grant cash bonuses in order to reward significant efforts or the accomplishment of short term goals.  The bonuses, when paid, are paid on a discretionary basis as determined by the Compensation and Benefits Committee.  In February of 2017, Mr. Cowan and Ms. Larios were each granted cash bonuses of $250,000 which amount was supported by the compensation consultant report referenced above.  Prior to 2017, the bonuses were last granted in 2010.

Long-Term Incentives: Stock Options

Our 2008 Stock Option Plan expired on July 25, 2018 and we have no other plan in effect so we cannot offer stock options at this time.  The expiration of the stock option plan does not affect the currently outstanding stock options.

In the past, long-term incentives were provided through grants of stock options.  The grants were designed to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage from the perspective of an owner with an equity stake in the Company.  As set forth elsewhere herein, our principal executive officers presently have an equity stake in the Company notwithstanding the fact that the Company has no effective equity plan in place at this time.

Effective September 9, 2016, we granted options for the purchase of 500,400 shares of Common Stock to our employees.  Effective December 27, 2016, we granted options for the purchase of a total of 250,000 shares (50,000 shares each) to our chief financial officer, general counsel, and our three independent directors serving at the time.

Generally, option awards to executive officers were granted by the Compensation and Benefits Committee and for others are granted at the discretion of the Board after recommendation of the Compensation and Benefits Committee or on the committee’s own initiative.  No awards were granted if the Compensation and Benefits Committee did not support a recommendation.  The Committee would consider, among other factors, our financial condition and the expected expense of the grants.

Each stock option grant to employees allows the employee to acquire shares of Common Stock at a fixed price per share (never less than the closing stock price of the Common Stock on the date of grant or the prior trading day, as applicable) for a fixed period (usually ten years).  Options granted in 2016 vested in one year for employees and vested immediately for the independent directors receiving options.  Accordingly, stock option grants provide a return to the employee only if the employee remained employed by us during the vesting period, and then only if the market price of the underlying Common Stock appreciates.

Generally, stock options terminate three (3) months after an employee’s termination without cause and immediately upon termination with cause.  Stock options expire ten (10) years after the grant date.  Therefore, notwithstanding the expiration of the stock option plan, many employees still have outstanding stock options which may be exercised in the future.

Awards were granted on the basis of historical performance.  There is no discretion to change the awards once granted.

Shareholder Advisory Votes

A majority of the votes cast in 2016 on the say-on-pay proposal were voted in favor of the proposal.  The Compensation and Benefits Committee will continue to take into account the outcome of say-on-pay votes when making compensation decisions for the named executive officers.

Factors We Consider in Determining to Change Compensation Materially

We consider our cash position, current liquidity trends, and the short-term and long-term needs for cash reserves when evaluating whether we can change compensation materially at a given time.  On an individual-by-individual basis, we also consider the value of past option compensation, the competitiveness of that individual’s base salary, and that individual’s contribution to our goals.

The Impact of the Accounting and Tax Treatments

Stock options granted to executives and other employees have been expensed for accounting purposes under the Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification.  We have expensed all of our option costs.  Stock option expense is not recognized for tax purposes, except in the case of non-qualified stock options.  For non-qualified stock options, the intrinsic value of the option is recognized when the option is exercised.

Section 162(m) of the Internal Revenue Code is not a material concern since our executives are not compensated over $1 million.

Compensation Pursuant to Employment Agreement

We have an Employment Agreement with Mr. Thomas J. Shaw (the “Employment Agreement”).  No other executives or Directors are compensated pursuant to employment agreements.

The Employment Agreement provides for an initial period of three years which ended December 31, 2010 and automatically and continuously renews for consecutive two-year periods.  The Employment Agreement is terminable either by us or Mr. Shaw upon 30 days’ written notice or upon Mr. Shaw’s death.  The Employment Agreement details a variety of causes for termination and payments owed to Mr. Shaw in each case.

The Employment Agreement dated January 1, 2008 provides for an annual salary of at least $416,400 with an annual salary increase equal to no less than the percentage increase in the CPI over the prior year.  The Employment Agreement requires that Mr. Shaw’s salary be reviewed by the Compensation and Benefits Committee annually, which shall make such increases as it considers appropriate.  Accordingly, the Compensation and Benefits Committee increased his 2018 salary by $10,553 (2.20%) over his 2017 salary in accordance with the percentage increase in the CPI over the prior year.

Under the Employment Agreement, we are obligated to provide certain benefits, including, but not limited to, participation in qualified pension plan and profit-sharing plans, participation in the Company’s Cafeteria Plan and other such insurance benefits provided to other executives, paid vacation, and sick leave.  We are also obligated to furnish him with a cellular telephone and suitable office space as well as reimburse him for any reasonable and necessary out of pocket travel and entertainment expenses incurred by him in carrying out his duties and responsibilities, membership dues to professional organizations, and any business-related seminars and conferences.

Mr. Shaw has the right under this agreement to resign in the event that there is a change in control.  A “Change of Control” shall be deemed to have occurred on either of the following dates: (i) the date any one person (other than Mr. Shaw), or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total possible voting power of the stock of the Company (assuming the immediate conversion of all then outstanding convertible preferred stock) or (ii) the date a majority of members of the Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors before the date of the appointment or election.  Mr. Shaw further has the right to resign if there is a change in ownership.  A change in ownership is defined to have occurred on the date that any one person (other than Mr. Shaw) or more than one person acting as a group acquires ownership of the Company’s stock that, together with the stock previously held by such person or group, constitutes more than 50% of the total fair market value or total voting power (assuming the immediate conversion of all then outstanding convertible preferred stock) of the Company.  In such event Mr. Shaw is entitled to salary through the date of termination, salary for 24 months, reimbursement of expenses, and applicable benefits.

Compensation Committee Report

The Compensation and Benefits Committee has reviewed and discussed the COMPENSATION DISCUSSION AND ANALYSIS required by Item 402(b) of Regulation S-K with Management, and, based on the review and discussions referred to in paragraph (e)(5)(i)(A) of Item 407 of Regulation S-K, has recommended to the Board of Directors that the COMPENSATION DISCUSSION AND ANALYSIS be included in this proxy statement.

WALTER O. BIGBY, JR.
AMY MACK
MARCO LATERZA
DARREN E. FINDLEY

The following Summary Compensation Table sets forth the total compensation paid or accrued by us over the past three fiscal years to or for the account of the named executive officers:

SUMMARY COMPENSATION TABLE FOR 2015-2017

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option awards ($)		All Other Compensation ($)		Total ($)
Thomas J. Shaw	2015	484,506	—	—		—		484,506
President and CEO	2016	469,827	—	—		1,350,000	(1)	1,819,827
(principal executive officer)	2017	479,694	—	—		—		479,694

Michele M. Larios	2015	363,462	—	—		—		363,462
Vice President,	2016	350,000	—	36,400	(2)	—		386,400
General Counsel	2017	350,000	250,000	—		—		600,000

Douglas W. Cowan	2015	301,154	—	—		—		301,154
Vice President, CFO	2016	290,000	—	36,400	(2)	—		326,400
(principal financial officer, principal accounting officer)	2017	290,000	250,000	—				540,000

Russell B. Kuhlman	2015	151,351	—	—		—		151,351
Vice President, Sales	2016	153,522	—	23,357	(2)	—		176,879
Development	2017	148,741	—	—		—		148,741

Kathryn M. Duesman(3)	2015	178,214	—	—		—		178,214
Executive Director,	2016	184,749	—	36,908	(2)	—		221,657
Global Health	2017	175,012	—	—				175,012

(1)                                 This amount is the result of Mr. Shaw’s gain on exercising a portion of his stock option for 1,000,000 shares of Common Stock.  This gain had no effect on our financial statements.  The expense related to the stock options was recognized in previous years.

(2)                                 Assumptions for Ms. Larios and Mr. Cowan’s stock option awards include: 50,000 underlying shares each, exercise price of $1.05 per share, a ten-year term, a 7.1 year expected life, a risk-free rate of 2.37%, and a volatility factor of 72.5%.  These options vested in December 2017.

Mr. Kuhlman was granted an option for 13,100 underlying shares.  Ms. Duesman was granted an option for 20,700 underlying shares.  Assumptions for Mr. Kuhlman’s and Ms. Duesman’s stock option awards include: exercise price of $2.75 per share, a ten-year term, a 7.1 year expected life, a risk-free rate of 1.51%, and a volatility factor of 67.16%.  These options vested in September 2017.

(3)                                 Ms. Duesman is not an executive officer, but qualifies as a “named executive officer” by virtue of Item 402(m)(2)(iii) of Regulation S-K.

Narrative Disclosure to Summary Compensation Table

Please see Compensation Pursuant to Employment Agreement above and POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL below for terms of our only employment agreement in effect.

Salary represents a substantial portion of the total compensation for all named executive officers.  This form of payment had been favored by the Company over equity awards due to the market environment in which the Company operates.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following Outstanding Equity Awards at Fiscal Year-End Table sets forth information regarding unexercised options held by the named executive officers as of December 31, 2017.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR END

Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price ($)	Option Expiration Date
Thomas J. Shaw	—	—	—
President, CEO
(principal executive officer)

Michele M. Larios	50,000	$1.05	12/27/2026
Vice President,	152,950	$0.81	07/15/2019
General Counsel	97,050	$1.30	11/18/2018

Douglas W. Cowan	50,000	$1.05	12/27/2026
Vice President, CFO	98,000	$0.81	07/15/2019
(principal financial officer, principal accounting officer)	102,000	$1.30	11/18/2018

Russell B. Kuhlman	13,100	$2.75	09/09/2026
Vice President, Sales Development	43,450	$1.30	11/18/2018

Kathryn M. Duesman	20,700	$2.75	09/09/2026
Executive Director, Global Health	53,550	$0.81	07/15/2019
	66,450	$1.30	11/18/2018

PENSION BENEFITS

We do not have a pension plan other than the 401(k) plan which is available to all employees on the first day of the third month following the date of employment.

401(k) Plan

We implemented an employee savings and retirement plan (the “401(k) Plan”) in 2005 that is intended to be a tax-qualified plan covering substantially all employees.  Under the terms of the 401(k) Plan, employees may elect to contribute up to 88% of their compensation, or the statutory prescribed limit, if less.  We may, at our discretion, match employee contributions.  In the first quarter of 2016, we reinstituted a policy of matching.  For 2016 and 2017, we matched each participant’s elective deferrals up to 2% of the participant’s compensation for the pay period.  We made matching contributions of $145,474 in 2017, of which $15,708 were to named executive officers.  We made matching contributions of $122,369 in 2016, of which $15,062 were to named executive officers.  There were no matching contributions in 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Other than the information set forth below for Mr. Shaw, no other named executive officer has a contract in place for termination or change in control payments.

The following table identifies the types and amounts of payments that shall be made to Thomas J. Shaw, our CEO, in the event of a termination of his employment or a change in control per his Employment Agreement.  Such payments shall be made by us and shall be one-time, lump sum payments except as indicated below.  In 2017, no other contract existed for payments upon termination or change in control.

SUMMARY OF PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

ASSUMING OCCURRENCE AS OF DECEMBER 31, 2017(1)

Payment Triggering Event	Salary Through Trigger Event Date(2)	Amounts Owed Under Benefit Plans(3)	Reimbursement of Expenses	Undiscounted Salary For a Period of 24 Months	Payment Equal to 90 Days’ Salary	Value of Payments(4)
Death	x	x	x	—	—	—

Disability	x	x	x	980,493	—	980,493

Termination With Cause	x	—	x	—	—	—

Termination Without Cause	x	x	x	980,493	—	980,493

Resignation (Other Than After a Change in Control)	x	x	x	—	122,561	122,561

Resignation (After a Change in Control)	x	x	x	980,493	—	980,493

(1)                                 The above payments would be paid under Mr. Shaw’s agreement at certain times.  Any payments arising as a result of disability or resignation would be paid no sooner than six months and one day from the termination date but no later than seven months from the termination date.  Any payments arising as a result of death would be paid no later than the 90th day following the death.  Payments arising as a result of termination with cause or termination without cause would be paid no later than the 30th day following the date of termination, except that any amount due in excess of an amount equal to the lesser of: i) two times annual compensation or ii) two times the limit on compensation under section 401(17) of the Internal Revenue Code of 1986 shall be paid no earlier than six months and one day after the date of termination but in no event later than seven months after the date of termination.  Under Mr. Shaw’s agreement, Mr. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year, and not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control.  However, it is not clear that the above payments are conditioned on the performance of these contractual obligations.

(2)                                 Mr. Shaw is paid every two weeks.  Therefore, the maximum value for this column in the event the triggering event took place immediately prior to a scheduled payment date is two weeks’ salary ($10,553).

(3)                                 Mr. Shaw participates in our benefit plans which do not discriminate in scope, terms, or operation in favor of executive officers.  Such plans are generally available to all salaried employees.  Accordingly, the value of such payments is not included in the “Value of Payments” column.

(4)                                 This value does not include payments under our benefit plans for reasons set forth in footnote 3 above.  In addition, this value assumes that the triggering event occurred on December 31, 2017.  Authorized payments under the Employment Agreement are also capped to one dollar less than the amount that would cause Mr. Shaw to be the recipient of a parachute payment under Section 280G(b) of the Internal Revenue Code.

COMPENSATION OF DIRECTORS

The following table identifies the types and amounts of compensation earned by our current and former Directors (with the exception of those that are named executive officers as described in footnote 1 to the table) in the last Fiscal Year:

DIRECTOR COMPENSATION TABLE FOR 2017

Name(1)	Fees Earned or Paid in Cash ($)	Total ($)
Marco Laterza	2,500	2,500
Amy Mack	2,500	2,500
Walter O. Bigby, Jr.	2,500	2,500
Darren E. Findley	1,000	1,000

(1)                                 Thomas J. Shaw and Douglas W. Cowan are named executive officers who were also Directors in 2017.  Their compensation is reflected in the Summary Compensation and other tables presented earlier.

Narrative Explanation of Director Compensation Table for 2017

In 2017, we paid each non-employee Director a fee of $500 per meeting and reimbursed travel expenses, if airfare, hotel, and other reasonable travel-related expenses were incurred to attend Board meetings.  We do not pay any additional amounts for committee participation or special assignment.

Generally, employee Directors are compensated on an at-will basis as discussed in the COMPENSATION DISCUSSION AND ANALYSIS.  However, one employee, Mr. Thomas J. Shaw, our President and CEO, is compensated pursuant to an Employment Agreement.  Please see “Compensation Pursuant to Employment Agreement”, set forth above for an in depth summary of the terms of such agreement.

Compensation Committee Interlocks and Insider Participation

The Compensation and Benefits Committee is currently composed of Walter O. Bigby, Jr., Amy Mack, Marco Laterza, and Darren E. Findley.  Each of these members of this committee is an independent Board member and none have ever been employees of the Company.

There are no interlocking Directors or executive officers between us and any other company.  Accordingly, none of our executive officers or Directors served as a Director or executive officer for another entity whose executive officers or Directors served on our Board of Directors.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We do not believe that risk-taking incentives are created by our compensation policies.  We do not have business units.  We believe that our compensation expense is a reasonable percentage of revenues overall.  We have not set specific performance criteria for the award of bonuses.  Salaries and bonuses, if any, are awarded based on skill, experience, and our overall revenues.  We review our compensation policies and practices as they relate to risk management objectives if compensation amounts are materially amended or if our risk profile changes.  No changes to our compensation policies and practices have been implemented as a result of changes to our risk profile.

PAY RATIO DISCLOSURE

The ratio of the Company’s median of annual total compensation for employees to the total compensation of the principal executive officer is 1: 11.2.  The median of annual total compensation for all employees other than the principal executive officer was $42,954.  The total compensation for the principal executive officer was $479,694.  We calculated the median of annual total compensation for all employees as of December 31, 2017 using payroll records.

ACCOUNTING MATTERS

Moss Adams LLP has been selected again as our independent accountants for the year ending December 31, 2018.  A representative of Moss Adams LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires.  The Moss Adams LLP representative will be available to respond to appropriate shareholder questions at that time.

AUDIT FEES

The aggregate fees billed by Moss Adams LLP for professional services rendered for the audit of our annual financial statements for 2017 and 2016 and the reviews of the financial statements included in our Forms 10-Q for all quarters of 2017 and the second and third quarters of 2016 and services normally provided by the accountant in connection with statutory and regulatory filings for these periods were $203,232 and $176,876, respectively.

The aggregate fees billed by CF & Co., L.L.P. for professional services rendered for the reviews of the financial statements included in our Form 10-Q for the first quarter of 2016 and services normally provided by the accountant in connection with statutory and regulatory filings for these periods were $30,000.

AUDIT RELATED FEES

The aggregate fees billed by Moss Adams LLP for professional services rendered for the audit of our 401(k) plan for 2017 and 2016 was $17,000 and $14,000, respectively.

TAX FEES

The aggregate fees billed by Moss Adams LLP for preparation of federal and state income tax returns and tax consulting costs related to notices from taxing authorities for 2017 and 2016 was $72,755 and $52,980, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

The engagement of the independent accountants was entered into pursuant to the approval policies and procedures of the Audit Committee.  Before any independent accountant was engaged to render services, the engagement was approved by the Audit Committee.  The engagements for audit and tax services were detailed separately.  The Audit Committee implemented its approval procedures, i.e., they were not delegated to any other party.  All of the services provided were pre-approved by the Audit Committee.

DELIVERY OF SINGLE OR MULTIPLE SETS OF DOCUMENTS TO ONE HOUSEHOLD

We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, certain shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement, unless one or more of these shareholders notifies us that they would like to receive individual copies.  This reduces our printing costs and postage fees.  Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of our annual report and/or proxy statement, and you would like to receive only a single copy of the annual report or proxy statement for your household, please contact Douglas W. Cowan at 511 Lobo Lane, Little Elm, Texas 75068, (888) 806-2626.

If you participate in householding and would like to receive a separate copy of our annual report or this proxy statement, please contact us in the manner described in the immediately preceding paragraph.  We will deliver the requested documents to you promptly upon receipt of your request.

ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, to each person solicited, upon the written or oral request of any such person, a copy of our annual report on Form 10-K for the most recent fiscal year, including the financial statements and the financial statement schedules (as well as exhibits).  Such requests should be submitted to Mr. Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, Little Elm, Texas 75068-5295, (888) 806-2626.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2019 ANNUAL MEETING

Proposals by shareholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2019 Annual Meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws.  To be timely under Rule 14a-8, they must be received by our Corporate Secretary, Michele Larios, at 511 Lobo Lane, Little Elm, Texas 75068-5295, by March 29, 2019.

If a shareholder does not submit a proposal for inclusion in our proxy statement, but does wish to propose an item of business to be considered at the annual meeting of shareholders (other than director nominations), that shareholder must give advance written notice of such proposal to our Corporate Secretary at least 45 days prior to the anniversary of the mailing date of the most recent annual meeting.  For our 2019 Annual Meeting, notice must be given by June 12, 2019, and must comply with certain other requirements contained in our bylaws, as well as all applicable statutes and regulations.  Proposals received after this date will be considered untimely and may not, in the Board of Directors discretion, be addressed at the next annual meeting.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2019

A shareholder may nominate a person, on their own initiative, for consideration for recommendation by the Board to the shareholders in our Proxy Statement for the 2019 annual meeting.  Such notice must be received by March 29, 2019 and must set forth:

1.                                      The name and address of the shareholder making the nomination and of the person to be nominated;

2.                                      A representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting (specifying the number of shares beneficially held) and intends to appear in person or by proxy at the meeting;

3.                                      A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the shareholder and any material interest of the shareholder in making the nomination;

4.                                      Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the SEC; and

5.                                      The consent of the nominee to serve as a Director if so recommended by the Board and duly elected at the annual meeting by the shareholders.

We evaluate Director nominees recommended by shareholders in the same manner in which we evaluate other Director nominees.  Please see “CORPORATE GOVERNANCE-NOMINATING COMMITTEE-Director Nomination Policies” for a description of the consideration given to shareholder recommended nominees.

Appendix A

FORM OF PROXY CARD

RETRACTABLE TECHNOLOGIES, INC. 511 LOBO LANE LITTLE ELM, TX 75068-5295

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Retractable Technologies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS.
DETACH AND RETURN THIS PORTION ONLY.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RETRACTABLE TECHNOLOGIES, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” IN THE ELECTION OF CLASS 2 DIRECTORS	☐	☐	☐
Vote on Directors
1. ELECTION OF THREE CLASS 2 DIRECTORS:
Nominees:
01) Thomas J. Shaw 02) Douglas W. Cowan 03) Walter O. Bigby, Jr.

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING

The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all their said proxies and their substitutes may do by virtue hereof.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

It is understood that, when properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned shareholder.  WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED “FOR ALL” IN THE ELECTION OF DIRECTORS.  IF THE PROXY IS EXECUTED IN SUCH A MANNER SO AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR SUCH NOMINEE.

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

To obtain information about voting in person, please call the Company at (888) 806-2626.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

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ANNUAL MEETING OF SHAREHOLDERS OF

RETRACTABLE TECHNOLOGIES, INC.

SEPTEMBER 7, 2018

COMMON STOCK

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The proxy materials including the Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

PROXY FOR COMMON STOCK

RETRACTABLE TECHNOLOGIES, INC.

511 Lobo Lane

Little Elm, Texas 75068-5295

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Retractable Technologies, Inc. (the “Company”) to be held on September 7, 2018, at 10:00 a.m., Central time, at the Little Elm Town Hall located at 100 West Eldorado Parkway, Little Elm, Texas 75068 (the “Annual Meeting”), and the Proxy Statement in connection therewith, and appoints Thomas J. Shaw and Douglas W. Cowan, and each of them, individually, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned as of the close of business on July 9, 2018, at the Annual Meeting or any adjournment or postponement thereof.

At the Annual Meeting, the following matter proposed by the Company’s Board of Directors will be voted on by the holders of Common Stock:
1. Election of Three Class 2 Directors

The matter to be voted on is not related to or conditioned on the approval of other matters.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)

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